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                                                                  EXHIBIT 10.8


                    SPLIT DOLLAR LIFE INSURANCE AGREEMENT
                         COLLATERAL ASSIGNMENT METHOD



         THIS AGREEMENT is made this 26th day of March, 1996, by and between Harvard Industries, Inc., (the "Corporation") and Raymond A. Naimoli, as Trustee of the Vincent J. Naimoli 1992 Insurance Trust (the "Trustee").

         WHEREAS, the Corporation has entered into an Amended and Restated Management and Option Agreement with Anchor Industries International ("AII") dated August 16, 1995, as further amended on January 30, 1996, (the "AII Agreement"); and

         WHEREAS, pursuant to the AII Agreement, AII has agreed to provide the management services and expertise of Vincent J. Naimoli (the "Executive"); and

         WHEREAS, pursuant to Section 4(b) of the AII Agreement, the Corporation agrees to purchase and maintain, during the term of the AII Agreement, and any extensions thereof, a life insurance policy on the life of the Executive in the amount of $2 million dollars, with the Corporation the beneficiary to its share of premium contributions (total premiums paid less the economic benefit amount), and the Trust as beneficiary of the remaining balance; and

         WHEREAS, the Executive agrees to participate in such program to the extent hereinafter provided.

         NOW, THEREFORE, the parties named above agree as follow:

         (1)     Life Insurance Policy

                 (a) In furtherance of the purposes of this Agreement, life insurance, hereinafter referred to as the Policy, has been purchased on the life of the Executive, from John Hancock Mutual Life Insurance Company, hereinafter called Insurer. See schedule A attached hereto for particulars on the Policy and any other life insurance Policies issued in connection with this Plan.

                 (b) This Agreement is effective as to a particular Policy upon execution, or upon issuance and acceptance of such Policy, whichever is later.

         (2)     Ownership Rights and Duties under the Policy

                 (a) The Trustee shall retain and may exercise all incidents and rights of ownership with respect to the Policy except as otherwise hereinafter provided.

                 (b)      The Corporation shall have the right to:

                          1. obtain policy loans or other withdrawals to the extent of its interest in this Policy as defined in Paragraph 10 of this Agreement. This Policy may be assigned as collateral for such loans or withdrawals. The interest due on such loans shall be a debt of the Corporation owed to the Insurer;


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                     2.     collect from the Insurer its interest in the
                            proceeds of the Policy upon the death of the Insured, upon the termination of this Agreement for any reason whatsoever, or upon the surrender or maturity of the Policy. Proceeds so collected shall be net of any outstanding Policy loans or withdrawals made to or by the Corporation.

              (c) The Trustee shall be responsible for safeguarding the Policy.

              (d) The Parties to this Agreement shall execute and forward promptly and without unreasonable delay, changes in beneficiary designations, forms and documents, including the Policy, as required by the Insurer, to facilitate the exercise of any rights of the Parties hereto. The Parties hereto shall not be required to execute any documents or take any action that would impair their own interest under the Policy.

       (3)    Collateral Assignment

              Concurrently with the execution of this Agreement, the Trustee shall execute a Collateral Assignment of the Policy as security for the Corporate premium advances made to the Trustee. Such Collateral Assignment shall not be inconsistent with the rights of the Parties under this Agreement.

       (4)    Payment of Premiums

              The Corporation shall pay the annual premium each year. The Executive will be bonused an amount equal to the "economic benefit" of the life insurance protection enjoyed by the Executive each year. The "economic benefit" as defined by the lower of the PS58 cost or the amount equal to the taxable term cost provided by the Insurer, based upon reference to IRS Rev. Ruls. 64-328 and 66-110, or any rulings which may substitute, supersede, replace or amend them, governing the federal income tax consequences of split dollar arrangements.

       (5)    Use of Dividends

              All dividends attributable to the Policy shall be applied to Option U.

       (6)    Payment of Proceeds

              On the Executive's death, the Corporation shall receive Part One of the Policy, and the Trustee shall receive Part Two of the Policy.

       (7)    Definitions

              (a) Part One is an amount payable to the Corporation equal to the total premiums paid by the Corporation less the total "economic benefit" as defined in Paragraph 4.

              (b) Part Two is the amount payable to the Trustee equal to the total death benefit payable less the amount calculated under Part One.


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       (8)    Termination of Agreement

              This Agreement shall terminate for any of the following reasons:

              (a)    Performance of its terms following death of the Insured;

              (b)    Termination of the AII Agreement;

              (c) A Party's submission of written notice of such intention to the other party;

              (d) Any action by one Party that would defeat or impair the interest of such other Party other than death or termination of employment. Such action shall include, but is not limited to failure to pay premiums as agreed upon; cancellation of the Policy by any Party thereto. Termination of Agreement because of death, termination of the AII Agreement, or termination by notice shall be effective immediately. All other terminations shall be effective 30 days from any such action.

       (10)   Repayment for Reasons Other than Death

              (a) In all instances of termination other than death, the Corporation shall certify as required by the Insurer the extent of its interest in the Policy, and payment of such amount shall release the Insurer from any liability to the Corporation.

              (b) Such repayment to the Corporation of the amounts owed it under this Agreement shall be made from the total cash values of the Policy. All parties shall execute the documents necessary to facilitate such use of the total cash values, regardless of any rights any party may have in such total cash values.

              (c) The amounts owed to the Corporation in the event of termination other than by death shall be the lesser of the cash surrender value of the Policy or the total premiums paid by the Corporation less the PS58 cost.

       (11)   Disposition of Policy Upon Termination of Agreement

              The Trustee may dispose of this Policy upon termination of this Agreement by sale or otherwise except that no disposition of such Policy shall take place if the Corporation has not certified to the Insurer that its interest in such Policy has been satisfied or released.

       (12)   Amendment of Agreement

              This Agreement may be altered, amended, or modified, including the addition of any extra Policy provisions, by a written agreement signed by the Corporation and Trustee. The law of the State of Florida shall govern this Agreement. It shall be the obligation of the Corporation to notify the Insurer of any amendments or changes to this Agreement.




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       (13)   Interpretation of Agreement

              Where appropriate in this Agreement, words used in the singular shall include the plural and words used in the masculine shall include the feminine and vice versa.

       (14)   Liability of Insurer

              John Hancock Mutual Life Insurance Company is not a party to this Agreement. With respect to any Policy of insurance issued pursuant to this Agreement, John Hancock Mutual Life Insurance Company shall have no liability except as set forth in the Policy. Such Insurer shall not be bound to inquire into or take notice of any of the covenants herein contained as to Policies of life insurance, or as to the application of the proceeds of such Policies.

              The Insurer shall be discharged from all liability in making payments of the proceeds, and in permitting rights and privileges under a Policy to be exercised pursuant to the provisions of the Policy.

       (15)   Binding Agreement

              This Agreement shall bind all parties their successors and assigns and any Policy beneficiary.


       IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year stated earlier.

                                          HARVARD INDUSTRIES, INC.



21-071532                            By: /s/ Richard T. Dawson
----------------------------------       ---------------------------------------
Employment Identification Number         Richard T. Dawson, Vice-President


/s/ Ruth White                            /s/ Raymond A. Naimoli
----------------------------------        --------------------------------------
Witness                                   Raymond A. Naimoli, as Trustee of the
                                          Vincent J. Naimoli 1992 Insurance
                                          Trust








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                                   SCHEDULE A


                      JOHN HANCOCK LIFE INSURANCE COMPANY


    Insured            Policy Number      Face Amount         Issue Date
    -------            -------------      -----------         ----------

Vincent J. Naimoli       85310001         $2,139,140*       January 25, 1995




















* Initial Death Benefit